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                                   EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT



                                                                                   Percentage           State of
                                                                                       of            Incorporation
          Parent                                Subsidiary                         Ownership        or Organization
---------------------------             --------------------------                 ---------        ---------------

LSB Financial Corp.                     Lafayette Savings Bank, FSB                   100%              Federal

Lafayette Savings Bank, FSB             L.S.B. Service Corporation                    100%              Indiana

Lafayette Savings Bank, FSB             Lafayette Insurance and                       100%              Indiana
                                        Investments, Inc.


         The financial statements of LSB Financial Corp are consolidated with those of its subsidiaries.